Exhibit 99.1

COMPANY CONTACTS: Diane Morefield Chief Financial Officer Strategic Hotels & Resorts (312) 658-5740 Jonathan Stanner Vice President, Corporate Finance Strategic Hotels & Resorts (312) 658-5746

FOR IMMEDIATE RELEASE

MONDAY, FEBRUARY 7, 2011

STRATEGIC HOTELS & RESORTS COMPLETES RECAPITALIZATION OF

THE HOTEL DEL CORONADO

Reduces Indebtedness from $630 Million to $425 Million;

Establishes New Joint Venture with Blackstone Real Estate Advisors and KSL Resorts

CHICAGO – February 7, 2011 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that the company has closed a definitive agreement to recapitalize the joint venture that owns the Hotel del Coronado. Under the terms of the transaction, a new joint venture has been established between the Company, Blackstone Real Estate Advisors (Blackstone) and KSL Resorts to invest cash in the asset and to convert a portion of the existing debt into equity. The recapitalization transaction values the hotel at approximately $590 million. As part of the recapitalization, Deutsche Bank originated $425 million in debt financing.

Blackstone will become the general partner of the new joint venture with a 60 percent ownership interest. Strategic Hotels, which will continue as asset manager of the hotel, and KSL Resorts, the hotel operator, are limited partners with approximately 34.3 percent and 5.7 percent ownership stakes, respectively.

Laurence Geller, Chief Executive Officer of Strategic Hotels commented, “We are very pleased by this outcome, as it provides the opportunity for us to achieve attractive returns on our new investment, significantly reduces the hotel’s indebtedness and maintains our ownership in this iconic asset. The Hotel del Coronado is an integral part of our portfolio and we welcome Blackstone into the partnership. Given the attractive growth characteristics of both the hotel and the San Diego market, we expect to further enhance the hotel’s operations and overall value as it returns to, and potentially surpasses, previous peak performance.”

The Hotel del Coronado is one of the crown jewels of San Diego, serving thousands of luxury travelers, corporations and other organizations every month. Located in one of the most desirable travel destinations for individuals and groups alike, the Hotel del Coronado has been serving luxury travelers since 1888.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 16 properties with an aggregate of 7,630 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com/

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This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: ability to obtain, refinance or restructure debt or comply with covenants contained in our debt facilities; volatility in equity or debt markets; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays in construction and development; demand for hotel condominiums; the failure of closing conditions to be satisfied; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.